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                                                                      EXHIBIT 5

                          THERMO ELECTRON CORPORATION
                                81 Wyman Street
                             Waltham, MA 02254-9046


                                 September 9, 1996



Thermo Fibergen Inc.
8 Alfred Circle
Bedford, Massachusetts  01730

Thermo Electron Corporation
81 Wyman Street
Waltham, MA  02254-9046

         Re: Combined Registration Statement on Form S-1 and Form S-3 Relating to 4,715,000 Units of Thermo Fibergen Inc. and Guarantees by Thermo Electron Corporation

Ladies and Gentlemen:

         I am Vice President and General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Guarantor"), and am General Counsel to its subsidiary, Thermo Fibergen Inc., a Delaware corporation (the "Company"). I have acted as counsel in connection with the filing of a combined registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), (i) on Form S-1, with respect to 4,715,000 units (the "Units"), each of which consists of one share of the Company's common stock, $.01 par value per share (the "Common Stock"), and the right to sell one share of Common Stock to the Company during certain periods in the future (the "Redemption Rights"); and (ii) on Form S-3, with respect to the Guarantor's guarantees of the Company's obligations under the Redemption Rights (the "Guarantees"). The Units, the shares of Common Stock registered pursuant to the Registration Statement (the "Shares"), the Redemption Rights and the Guarantees, together with any Units, Shares, Redemption Rights and Guarantees registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act (a "462(b) Registration Statement"), are collectively referred to herein as the "Securities."

         I or a member of my legal staff have reviewed the corporate proceedings taken by the Company and/or by the Guarantor with respect to the authorization of the issuance of the Securities. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and/or of the Guarantor and have




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made all investigations of law and have discussed with representatives of the
Company and of the Guarantor all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company and the Guarantor are each corporations duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The issuance and sale of the Securities registered pursuant to the Registration Statement have been duly authorized by the Company or by the Guarantor, as the case may be, and the issuance and sale of the Securities registered pursuant to a 462(b) Registration Statement will have been duly authorized by the Company or by the Guarantor, as the case may be, prior to their issuance and sale.

         3. The Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement between the Company and the several Underwriters named on Schedule I thereto (in the form of Exhibit 1 to the Registration Statement) will be validly issued, fully paid and non-assessable.

         4. The Redemption Rights have been duly authorized on behalf of the Company and, when issued and countersigned by the Company or on its behalf by its transfer agent and registrar, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (iii) compliance with
Section 160 of the Delaware General Corporation Law.

         5. The Guarantees have been duly authorized on behalf of the Guarantor and, when issued and countersigned by the Guarantor or on its behalf by its transfer agent and registrar, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement or any 462(b) Registration Statement.

                                                       Very truly yours,



                                                       Seth H. Hoogasian
                                                       Vice President and
                                                       General Counsel